Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and “Service Providers,” “Independent Registered Public Accounting Firm,” and “Financial Statements” in the Statement of Additional Information, and to the use of our report dated February 15, 2013 on the December  31, 2012 financial statements of the Henderson Strategic Income Fund  which is incorporated by reference in the Registration Statement (Form N-1A) of the Henderson Global Funds to be filed with the Securities and Exchange Commission  in this Post-Effective Amendment No. 72 to the Registration Statement under the Securities Act of 1933 (Form N-1A No. 333-62270).

      /s/Ernst & Young LLP

Chicago, Illinois
April 25, 2013